GUARANTY

This GUARANTY (as amended, restated, supplemented, or otherwise modified and in effect from time to time, this “Guaranty”) is made as of this 13th day of November, 2008, jointly and severally, by NORTH TEXAS DRILLING SERVICES, INC., a Texas corporation (“North Texas”), SONTERRA OPERATING, INC., a Delaware corporation (“Operating”), VELOCITY ENERGY LIMITED LLC, a Texas limited liability company (“Limited”), VELOCITY ENERGY INC., a Delaware corporation (“Velocity”), VELOCITY ENERGY OFFSHORE LP, a Delaware limited partnership (“Offshore”), VELOCITY ENERGY PARTNERS LP, a Delaware limited partnership (“Onshore”; North Texas, Operating, Limited, Velocity, Offshore and Onshore, together with each other person or entity who becomes a party to this Guaranty by execution of a joinder in the form of Exhibit A attached hereto, is referred to individually as a “Guarantor” and collectively as the “Guarantors”; provided, that the parties hereto agree that, as of the date hereof, North Texas, Operating, Limited, Velocity, Offshore and Onshore are the only Guarantors) in favor of LONGVIEW MARQUIS MASTER FUND, L.P., a British Virgin Island limited partnership (“Marquis”) and THE LONGVIEW FUND, L.P., a California limited partnership (“Longview”; together with Marquis, collectively, “Holders”).

WITNESSETH:

WHEREAS, as of the date hereof, Holders have made loans and certain other financial accommodations (collectively, the “Loans”) to SONTERRA RESOURCES, INC., a Delaware corporation (the “Company”), as evidenced by (i) that certain Subordinated Note of even date herewith in an original aggregate principal amount of $2,210,550.92 issued by the Company in favor of Longview (as the same may be amended, supplemented, restated or otherwise modified from time to time as permitted hereunder and including any notes issued in exchange or substitution therefor, collectively, the “Longview Note”) and (ii) that certain Subordinated Note of even date herewith in an original aggregate principal amount of $9,440,000 issued by the Company in favor of Marquis (as the same may be amended, supplemented, restated or otherwise modified from time to time as permitted hereunder and including any notes issued in exchange or substitution therefor, collectively, the “Marquis Note”; Longview Note and Marquis Note, each a “Note” and, together, “Notes”).

WHEREAS, the Notes are being acquired by Holders pursuant to a Securities Exchange Agreement dated as of even date herewith among the Holders and the Company (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Exchange Agreement”)

WHEREAS, the Guarantors are direct or indirect subsidiaries of the Company and, as such, will derive substantial benefit and advantage from the Loans, the Notes and the other Transaction Documents, and it will be to each Guarantor’s direct interest and economic benefit to assist the Company in procuring said Loans and other financial accommodations from Holders.

NOW, THEREFORE, for and in consideration of the premises and in order to induce Holders to make the Loans, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby jointly and severally agrees as follows:

1. Definitions: Capitalized terms used herein without definition and defined in the Notes are used herein as defined therein. In addition, as used herein:

“Bankruptcy Code” shall mean the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended and in effect from time to time thereunder.

“Obligations” shall mean (i) all obligations, liabilities and indebtedness of every nature of the Company from time to time owed or owing to the Holders, including, without limitation, all obligations, liabilities and indebtedness of every nature of the Company under the Notes, the Loans, the Warrants, and the other Transaction Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, taxes, indemnities, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, whether before or after the filing of a bankruptcy, insolvency or similar proceeding under applicable federal, state, foreign or other law and whether or not an allowed claim in any such proceeding, and (ii) all obligations, liabilities and indebtedness of every nature of any subsequent Guarantor from time to time owed or owing to the Holders, including, without limitation, all obligations, liabilities and indebtedness of every nature of the Guarantors under or in respect of this Guaranty, the Exchange Agreement, the Notes, the Loans, the Warrants and the other Transaction Documents, as the case may be, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, taxes, indemnities, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, whether before or after the filing of a bankruptcy, insolvency or similar proceeding under applicable federal, state, foreign or other law and whether or not an allowed claim in any such proceeding.

2. Guaranty of Payment.

(a) Each Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees the full and prompt payment and performance to Holders, when due, upon demand, at maturity or by reason of acceleration or otherwise and at all times thereafter, of any and all of the Obligations.

(b) Each Guarantor acknowledges that valuable consideration supports this Guaranty, including, without limitation, the consideration set forth in the recitals above, as well as any commitment to lend, extension of credit or other financial accommodation, whether heretofore or hereafter made by Holders to the Company; any extension, renewal or replacement of any of the Obligations; any forbearance with respect to any of the Obligations or otherwise; any cancellation of an existing guaranty; any purchase of any of the Company’s assets by any Holder; or any other valuable consideration.

(c) Each Guarantor agrees that all payments under this Guaranty shall be made in United States currency and in the same manner as provided for the Obligations.

(d) Notwithstanding any provision of this Guaranty to the contrary, it is intended that this Guaranty not constitute a “Fraudulent Conveyance” (as defined below) in the event that this Guaranty or such interest is subject to the Bankruptcy Code or any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state. Consequently, Guarantors and Holders agree that if this Guaranty would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Guaranty shall be valid and enforceable only to the maximum extent that would not cause this Guaranty to constitute a Fraudulent Conveyance, and this Guaranty shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, as in effect from time to time.

3. Costs and Expenses. Each Guarantor, jointly and severally, agrees to pay on demand, all costs and expenses of every kind incurred by any Holder: (a) in enforcing this Guaranty, (b) in collecting any of the Obligations from the Company or any Guarantor, (c) for payment of any of the Obligations, and (d) in connection with any amendment of, modification to, waiver or forbearance granted under, or enforcement or administration of any Transaction Document or for any other purpose in connection with any Transaction Document, in each case, to the extent Holder may take such action pursuant to the terms and conditions of this Agreement. “Costs and expenses” as used in the preceding sentence shall include, without limitation, reasonable attorneys’ fees incurred by any Holder in retaining legal counsel for advice, suit, appeal, any insolvency or other proceedings under the Bankruptcy Code or otherwise, or for any purpose specified in the preceding sentence.

4. Nature of Guaranty: Continuing, Absolute and Unconditional.

(a) This Guaranty is and is intended to be a continuing guaranty of payment of the Obligations, and not of collectibility, and is intended to be independent of and in addition to any other guaranty, endorsement, or other agreement held by Holders therefor or with respect thereto, whether or not furnished by a Guarantor. None of Holders shall be required to prosecute collection, enforcement or other remedies against Company, any other Guarantor or guarantor of the Obligations or any other person or entity, or to enforce or resort to other rights or remedies pertaining thereto, before calling on a Guarantor for payment. The obligations of each Guarantor to repay the Obligations hereunder shall be unconditional. Guarantor shall have no right to exercise any right of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against the Company in connection with this Guaranty until the termination of this Guaranty in accordance with Section 8 below, and each Guarantor agrees that it will not take any action to enforce any obligations of the Company to such Guarantor prior to the Obligations being finally paid in full in cash, provided that, in the event of the bankruptcy or insolvency of the Company, to the extent the Obligations have not been finally paid in full in cash, Holders shall be entitled notwithstanding the foregoing, to file in the name of any Guarantor or in its own name a claim for any and all indebtedness owing to a Guarantor by the Company (exclusive of this Guaranty), vote such claim and to apply the proceeds of any such claim to the Obligations.

(b) Without in any way diminishing the liability of the Guarantors, following the occurrence of an Event of Default, all debts and liabilities, present or future of the Company to the Guarantors and all monies received from the Company or for its account by the Guarantors in respect thereof shall be received in trust for Holders and promptly following receipt shall be paid over to Holders, until all of the Obligations have been paid in full in cash.

(c) This Guaranty shall not be changed or affected by any representation, oral agreement, act or thing whatsoever, except as herein provided. This Guaranty is intended by the Guarantors to be the final, complete and exclusive expression of the guaranty agreement between the Guarantors and Holders. No modification or amendment of any provision of this Guaranty shall be effective against any party hereto unless in writing and signed by a duly authorized officer of such party. This Agreement, together with the other Transaction Documents, supersedes all other prior oral or written agreements between each Holder, the Guarantors, the Subsidiaries, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, together with the other Transaction Documents and the other instruments referenced herein and therein, contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither any Guarantor nor any Holder makes any representation, warranty, covenant or undertaking with respect to such matters. As of the date of this Agreement, there are no unwritten agreement between the parties with respect to the matters discussed herein. No provision of this Agreement may be amended, modified or supplemented other than by an instrument in writing signed by the parties hereto.

(d) Each Guarantor hereby releases the Company from all, and agrees not to assert or enforce (whether by or in a legal or equitable proceeding or otherwise) any “claims” (as defined in Section 101(5) of the Bankruptcy Code), whether arising under any law, ordinance, rule, regulation, order, policy or other requirement of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or assets or otherwise, to which the Guarantors are or would at any time be entitled by virtue of its obligations hereunder or any payment made pursuant hereto, including any such claims to which such Guarantors may be entitled as a result of any right of subrogation, exoneration or reimbursement.

5. Certain Rights and Obligations.

(a) Each Guarantor acknowledges and agrees that Holders may, without notice, demand or any reservation of rights against such Guarantor and without affecting such Guarantor’s obligations hereunder, from time to time:

(i) renew, extend, increase, accelerate or otherwise change the time for payment of, the terms of or the interest on the Obligations or any part thereof or grant other indulgences to the Company or others;

(ii) accept and hold any endorsement or guaranty of payment of the Obligations or any part thereof, and discharge, release or substitute any such obligation of any such endorser or guarantor, or discharge, release or compromise any Guarantor, or any other person or entity in any way obligated to pay the Obligations or any part thereof, and enforce or refrain from enforcing, or compromise or modify, the terms of any obligation of any such endorser, guarantor, or person or entity;

(iii) direct the enforcement of any and all endorsements and guaranties relating to the Obligations or any part thereof as Holders in their sole discretion may determine;

(iv) subject to the terms of the Notes, determine the manner, amount and time of application of payments and credits, if any, to be made on all or any part of any component or components of the Obligations (whether principal, interest, fees, costs, and expenses, or otherwise), including, without limitation, the application of payments received from any source to the payment of indebtedness other than the Obligations even though Holders might lawfully have elected to apply such payments to the Obligations or to amounts which are not covered by this Guaranty; and

(v) accept or make or refrain from accepting or making any compositions or arrangements when and in such manner as Holders, in their sole discretion, may deem appropriate;

and generally do or refrain from doing any act or thing which might otherwise, at law or in equity, release the liability of such Guarantor as a guarantor or surety in whole or in part; provided any such sale was conducted in a commercially reasonable manner (to the extent required under applicable law).

(b) Following the occurrence and during the continuance of an Event of Default, and upon demand by any Holder, each Guarantor, jointly and severally, hereby agrees to pay the Obligations to the extent hereinafter provided and to the extent unpaid:

(i) without deduction by reason of any setoff, defense (other than payment) or counterclaim of the Company or any other Guarantor;

(ii) without requiring presentment, protest or notice of nonpayment or notice of default to any Guarantor, to the Company or to any other person or entity;

(iii) without demand for payment or proof of such demand or filing of claims with a court in the event of receivership, bankruptcy or reorganization of the Company or any other Guarantor;

(iv) without requiring Holders to resort first to the Company (this being a guaranty of payment and not of collection), to any other Guarantor, or to any other guaranty;

(v) without requiring notice of acceptance hereof or assent hereto by any Holder; and

(vi) without requiring notice that any of the Obligations has been incurred, extended or continued or of the reliance by any Holder upon this Guaranty;

all of which each Guarantor hereby waives.

(c) Each Guarantor’s obligation hereunder shall not be affected by any of the following, all of which such Guarantor hereby waives:

(i) any defense arising by reason of the cessation from any cause whatsoever of liability of the Company including, without limitation, any failure, negligence or omission by any Holder in enforcing its claims against the Company;

(ii) any release, settlement or compromise of any obligation of the Company, any other Guarantor or any other guarantor of the Obligations;

(iii) the invalidity or unenforceability of any of the Obligations;

(iv) any change of ownership of the Company, any other Guarantor or any other guarantor of the Obligations or the insolvency, bankruptcy or any other change in the legal status of the Company, any other Guarantor or any other guarantor of the Obligations;

(v) any change in, or the imposition of, any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Obligations;

(vi) the existence of any claim, setoff or other rights which the Guarantor, Company, any other Guarantor or guarantor of the Obligations or any other person or entity may have at any time against any Holder or the Company in connection herewith or any unrelated transaction;

(vii) any Holder’s election in any case instituted under chapter 11 of the Bankruptcy Code, of the application of section 1111(b)(2) of the Bankruptcy Code;

(viii) any use of cash collateral, as debtor in possession, under sections 363 or 364 of the Bankruptcy Code;

(ix) the disallowance of all or any portion of any of any Holder’s claims for repayment of the Obligations under sections 502 or 506 of the Bankruptcy Code;

(x) any stay or extension of time for payment by the Company or any other Guarantor resulting from any proceeding under the Bankruptcy Code or any similar law; or

(xi) any other fact or circumstance which might otherwise constitute grounds at law or equity for the discharge or release of a Guarantor from its obligations hereunder, all whether or not such Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (i) through (xiv) of this Section 5(c).

6. Representations and Warranties. Each Guarantor further represents and warrants to Holders that: (a) such Guarantor is a corporation or other entity duly incorporated or organized, as applicable, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has full power, authority and legal right to own its property and assets and to transact the business in which it is presently engaged; (b) such Guarantor has full power, authority and legal right to execute and deliver, and to perform its obligations under, this Guaranty, and has taken all necessary action to authorize the guarantee hereunder on the terms and conditions of this Guaranty and to authorize the execution, delivery and performance of this Guaranty; (c) this Guaranty has been duly executed and delivered by such Guarantor and constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except to the extent that such enforceability is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally, or the availability of equitable remedies, which are subject to the discretion of the court before which an action may be brought; and (d) the execution, delivery and performance by each Guarantor of this Guaranty do not require any action by or in respect of, or filing with, any governmental body, agency or official and do not violate, conflict with or cause a breach or a default under any provision of (i) applicable law or regulation, (ii) the organizational documents of any Guarantor, (iii) any judgment, injunction, order, decree or other instrument binding upon it, or (iv) any agreement binding upon it, to the extent, solely with respect to this clause (iv), such violation could not reasonably be expected to have a Material Adverse Effect.

7. Negative Covenants. Each Guarantor covenants with Holders that such Guarantor shall not grant any security interest in or permit any lien, claim or encumbrance upon any of its assets in favor of any person or entity other than Permitted Liens.

8. Termination. This Guaranty shall not terminate until such time, if any, as (i) all Indebtedness under the Notes secured hereby shall be finally paid in full in cash, (ii) no Notes shall remain outstanding and (iii) there shall exist no other outstanding payment or reimbursement obligations (other than contingent indemnification obligations for which no claims shall have been asserted) of the Borrower or the Guarantors to any Holder under any of the Transaction Documents. Thereafter, but subject to the following, each Holder shall take such action and execute such documents as the Guarantors may request (and at the Guarantors’ cost and expense) in order to evidence the termination of this Guaranty. Each Guarantor further agrees that, to the extent that the Company makes a payment or payments to Holders on the Obligations, which payment or receipt of proceeds or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be returned or repaid to the Company, its estate, trustee, receiver, debtor in possession or any other person or entity, including, without limitation, the Guarantors, under any insolvency or bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment, return or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date when such initial payment, reduction or satisfaction occurred, and this Guaranty shall continue in full force notwithstanding any contrary action which may have been taken by any Holder in reliance upon such payment, and any such contrary action so taken shall be without prejudice to any Holder’s rights under this Guaranty and shall be deemed to have been conditioned upon such payment having become final.

9. Guaranty of Performance. Each Guarantor also guarantees the full, prompt and unconditional performance of all obligations and agreements of every kind owed or hereafter to be owed by the Company to Holders under the Exchange Agreement, the Warrants and the Notes. Every provision for the benefit of Holders contained in this Guaranty shall apply to the guaranty of performance given in this paragraph.

10. Miscellaneous.

(a) The terms “Company” and “Guarantor” as used in this Guaranty shall include: (i) any successor individual or individuals, association, partnership, limited liability company or corporation to which all or substantially all of the business or assets of the Company or such Guarantor shall have been transferred and (ii) any other association, partnership, limited liability company, corporation or entity into or with which the Company or such Guarantor shall have been merged, consolidated, reorganized, or absorbed.

(b) Without limiting any other right of any Holder, whenever any Holder has the right to declare any of the Obligations to be immediately due and payable (whether or not it has been so declared), such Holder, at its sole election without notice to the undersigned may appropriate and set off against the Obligations:

(i) any and all indebtedness or other moneys due or to become due to any Guarantor by any Holder in any capacity; and

(ii) any credits or other property belonging to any Guarantor (including all account balances, whether provisional or final and whether or not collected or available) at any time held by or coming into the possession of any Holder, or any affiliate of any Holder, whether for deposit or otherwise;

whether or not the Obligations or the obligation to pay such moneys owed by any Holder is then due, and the applicable Holder shall be deemed to have exercised such right of set off immediately at the time of such election even though any charge therefor is made or entered on such Holder’s records subsequent thereto. Each Holder agrees to notify such Guarantor in a reasonably practicable time of any such set-off; however, failure to so notify such Guarantor shall not affect the validity of any set-off.

(c) No course of dealing between the Company or any Guarantor and Holders and no act, delay or omission by Holders in exercising any right or remedy hereunder or with respect to any of the Obligations shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Any Holder may remedy any default by the Company under any agreement with the Company or with respect to any of the Obligations in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by the Company. All rights and remedies of Holders hereunder are cumulative.

(d) This Guaranty shall inure to the benefit of the parties hereto and their respective successors and assigns.

(e) Each Holder may assign its rights hereunder without the consent of Guarantors, in which event such assignee shall be deemed to be a Holder hereunder with respect to such assigned rights; provided such assignment shall not relieve such Holder of any liability it may have to the Guarantor.

(f) Captions of the sections of this Guaranty are solely for the convenience of the parties hereto, and are not an aid in the interpretation of this Guaranty and do not constitute part of the agreement of the parties set forth herein.

(g) If any provision of this Guaranty is unenforceable in whole or in part for any reason, the remaining provisions shall continue to be effective.

(h) All questions concerning the construction, validity, enforcement and interpretation of this Guaranty shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each Guarantor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Guarantor hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereto acknowledge that each of the Holders has executed each of the Transaction Documents to be executed by it in the State of New York.

(i) Notices. All notices, approvals, requests, demands and other communications hereunder shall be delivered or made in the manner set forth in, and shall be effective in accordance with the terms of, the Exchange Agreement or, in the case of communications to the any Holder, directed to the notice address set forth in the Exchange Agreement; provided, that any communication shall be effective as to any Guarantor if made or sent to the Company in accordance with the foregoing.

11. WAIVERS.

(a) EACH GUARANTOR WAIVES THE BENEFIT OF ALL VALUATION, APPRAISAL AND EXEMPTION LAWS.

(b) EACH GUARANTOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS TRANSACTION AND THIS GUARANTY.

(c) EACH GUARANTOR WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY HOLDER. EACH GUARANTOR AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH GUARANTOR FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY.

12. Payments Free of Taxes.

(a) Definitions. In this Section 12:

(i) “Excluded Taxes” means, with respect to the Holders, or any other recipient of any payment to be made by or on account of any obligations of any Guarantor under this Guaranty, income or franchise taxes imposed on (or measured by) its net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located.

(ii) “Governmental Authority” means the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over the Company or any of its Subsidiaries, or any of their respective properties, assets or undertakings.

(iii) “Indemnified Taxes” means Taxes other than Excluded Taxes.

(iv) “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

(b) Any and all payments by or on account of any obligation of any of the Guarantors under this Guaranty shall be made without any set-off, counterclaim or deduction and free and clear of and without deduction for any Indemnified Taxes; provided that if any Guarantor shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 12(b)), the Holders receive an amount equal to the sum they would have received had no such deductions been made, (ii) such Guarantor shall make such deductions and (iii) such Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Guarantors. Each Guarantor shall indemnify the Holders, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Holders on or with respect to any payment by or on account of any obligation of such Guarantor under this Guaranty (including Indemnified Taxes or imposed or asserted on or attributable to amounts payable under this Section 12) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of any Holder as to the amount of such payment or liability under this Section 12 shall be delivered to such Guarantor and shall be conclusive absent manifest error.

13. Counterparts; Headings. This Guaranty may be executed in two or more identical counterparts, all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile, .pdf or similar electronically transmitted signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature. The headings in this Guaranty are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

14. Rights of Contribution. The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 14 shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been paid in full in cash, and none of the Guarantors shall exercise any right or remedy under this Section 14 against any other Guarantor until such Obligations have been paid in full in cash. For purposes of this Section 14, (a) “Excess Payment” shall mean the amount paid by any Guarantor in excess of its Ratable Share of any Obligations; (b) “Ratable Share” shall mean, for any Guarantor in respect of any payment of Obligations, the ratio (expressed as a percentage) as of the date of such payment of Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of Company and Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder) of the Company and Guarantors, provided, however, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (c) “Contribution Share” shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties) of Company and Guarantors other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. This Section 14 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under law against the Company in respect of any payment of Obligations.

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IN WITNESS WHEREOF, Guarantors have executed this Guaranty as of the date first written above.

GUARANTORS:

NORTH TEXAS DRILLING SERVICES, a Texas corporation

By:
Name:
Title:

SONTERRA OPERATING, INC., a Delaware corporation

By:
Name:
Title:

VELOCITY ENERGY LIMITED LLC, a Texas limited liability company

By:
Name:
Title:

VELOCITY ENERGY INC., a Delaware corporation

By:
Name:
Title:

VELOCITY ENERGY OFFSHORE LP, a Delaware limited partnership

By:
Name:
Title:

VELOCITY ENERGY PARTNERS LP, a Delaware limited partnership

By:
Name:
Title:

VELOCITY ENERGY INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT A

Form of Joinder
Joinder to Guaranty

This Joinder Agreement is made by the undersigned, [__________] a [__________] (the “New Subsidiary”), under that certain Guaranty dated as of November 13, 2008 among NORTH TEXAS DRILLING SERVICES, INC., a Texas corporation, SONTERRA OPERATING, INC., a Delaware corporation, VELOCITY ENERGY LIMITED LLC, a Texas limited liability company, VELOCITY ENERGY INC., a Delaware corporation, VELOCITY ENERGY OFFSHORE LP, a Delaware limited partnership, VELOCITY ENERGY PARTNERS LP, a Delaware limited partnership, and each other person or entity that becomes a Guarantor thereunder after the date and pursuant to the terms thereof, to and in favor of LONGVIEW MARQUIS MASTER FUND, L.P., a British Virgin Island limited partnership (“Marquis”) and THE LONGVIEW FUND, L.P., a California limited partnership (“Longview”; together with Marquis, collectively, “Holders”), as amended, restated, supplemented or otherwise modified from time to time (the “Guaranty”). Capitalized terms herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty.

1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Guaranty and a “Guarantor” for all purposes of the Guaranty, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Guaranty. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Guaranty. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to Holders, as provided in the Guaranty, the prompt payment and performance of the obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

2. The New Subsidiary represents and warrants that the representations and warranties set forth in Section 6 of the Guaranty are, with respect to the undersigned, true and correct as of the date hereof.

3. From and after the date hereof, each reference to a Guarantor in the Guaranty shall be deemed to include the undersigned.

4. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

5. THIS AGREEMENT SHALL BE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

In Witness Whereof, the undersigned has executed this Joinder this ___ day of _________, 200_.

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